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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, DC  20549

                               ______________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported):     August 1, 1996
                                                      (July 17, 1996)



                                 RCPI Trust
             (Exact Name of Registrant as Specified in Charter)



          Delaware                 1-8971           13-3862444
(State or Other Jurisdiction      (Commission      (IRS Employer
      of Incorporation)           File Number)   Identification No.)



c/o Tishman Speyer Properties, L.P.
1230 Avenue of the Americas, New York, New York                  10022
(Address of Principal Executive Offices)                       (Zip Code)



Registrant's telephone number, including area code  (212) 332-6535



                                    N/A
       (Former Name or Former Address, if Changed Since Last Report)

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Item 2.
            On July 17, 1996, RCPI Trust acquired the landmarked properties in Rockefeller Center previously owned by RCP Associates, a New York limited partnership ("RCPA"), and Rockefeller Center Properties, a New York general partnership ("RCP"), pursuant to the Second Amended Joint Plan of Reorganization confirmed on May 29, 1996 in the Bankruptcy cases of RCPA and RCP. Concurrent therewith, RCPI Trust sold to General Electric Company, a New York corporation ("GE"), National Broadcasting Company, Inc., a Delaware corporation ("NBC"), and NBC Trust No. 1996A, a Delaware business trust, for $440 million, interests in certain buildings in Rockefeller Center previously leased by GE or its affiliates, including NBC, pursuant to the Agreement, dated as of April 23, 1996, among Whitehall Street Real Estate Limited Partnership V ("Whitehall"), Rockprop L.L.C., Prometheus Investors, L.L.C., Troutlet Investments Corporation, Gribble Investments (Tortola) BVI, Inc., Weevil Investments (Tortola) BVI, Inc., Exor Group S.A., GE and NBC attached as Exhibit 24 to the Schedule 13D/A filed on May 3, 1996, by Whitehall. A copy of the press release announcing the acquisition of Rockefeller Center and the consummation of the sale referred to in the previous sentence is attached as Exhibit 99.1 hereto and is incorporated herein by reference.


Item 7.     Financial Statements, Pro Forma
            Financial Information and Exhibits.

      (a)   Financial Statements of Businesses Acquired.

            The financial statements for Rockefeller Center, for fiscal years 1993, 1994, and 1995, filed by RCPI, the predecessor in interest to RCPI Trust, on Form 10-Ks, dated March 11, 1994, March 16, 1995 and March 18, 1996, are incorporated herein by reference.


      (b)   Not Applicable.

      (c)   Exhibits.

            99.1        Press Release, dated July 17, 1996, issued by RCPI
                        Trust.

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                                 SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          RCPI Trust



Dated:  August 1, 1996              By: /s/ Ralph F. Rosenberg
                                          Ralph F. Rosenberg
                                          Vice President and Secretary

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                             INDEX TO EXHIBITS


Exhibit No. Exhibit

99.1        Press Release, dated July 17, 1996, issued by RCPI Trust.